EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-197713, 333-126924, and 333-91863) and Form S-3 (Nos. 333-204649, 333-192911 and 333-181984) of Tanger Factory Outlet Centers, Inc. of our report dated February 23, 2016, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
February 23, 2016